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                                                                    EXHIBIT 10.2

                               GUARANTY AGREEMENT


         This Guaranty Agreement (this "Guaranty") is made jointly and severally, as of the 27th day of June, 2000, by NEWMARK HOMES CORP., a Nevada corporation and NEWMARK HOME CORPORATION, a Nevada corporation (each, and collectively, referred to herein as "Guarantor"), in favor of BANK OF AMERICA, N.A., a national banking association ("Administrative Agent"), as the Administrative Agent, and the Lenders, under the Credit Agreement (as hereinafter defined), and their successors and assigns.

                             Preliminary Statements.

(1) Administrative Agent, Lenders and Newmark Homes, L.P., a Texas limited partnership ("Borrower"), have entered into that certain Credit Agreement of even date herewith (herein called, as it may hereafter be modified, supplemented, extended, or renewed and in effect from time to time, the "Credit Agreement"), which Credit Agreement sets forth the terms and conditions of a credit facility to Borrower for the acquisition and development of Development Parcels, the purchase of Lots and construction of Units, and related costs and expenses.

(2)

(3) A condition precedent to Lenders' obligation to make the Loans to Borrower is Guarantor's execution and delivery to Lender of this Guaranty.

(4)

(5) The Loans are, or will be, evidenced by those certain promissory notes of even date with the Credit Agreement, executed by Borrower and payable to the order of each Lender in the aggregate principal face amount of One Hundred Fifty Million and No/100 Dollars ($150,000,000.00) (such notes, as they may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal, or extension thereof, in whole or in part, are herein collectively called the "Note").

(6)

(7) Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Credit Agreement. This Guaranty is one of the Loan Documents described in the Credit Agreement.

(8)

(9) For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Lenders to extend credit to Borrower, Guarantor hereby guarantees to each Lender the prompt and full payment and performance of the indebtedness and obligations described below in this Guaranty (collectively called the "Guaranteed Obligations"), this Guaranty being upon the following terms and conditions:

(10)

2. Guaranty of Payment. Guarantor hereby unconditionally and irrevocably guarantees to each Lender the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter, of all principal, interest (including interest accruing after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, whether or not allowed in such proceeding), fees, costs, expenses, indemnification indebtedness, and other sums of money now or hereafter due and owing pursuant to
(i) the terms of the Note, the Credit Agreement, any Mortgage, the Environmental Indemnity and the other Loan Documents, including any indemnifications contained in such Loan Documents, now or hereafter existing, and (ii) all renewals, extensions, refinancings, modifications, supplements or amendments of such indebtedness, or any of the Loan Documents, or any part thereof (the indebtedness described in clauses (i) and (ii) above in this Section 1 is herein collectively called the "Indebtedness"). This Guaranty covers the Indebtedness, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by the Lenders in stages or installments. The guaranty of Guarantor as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection.

3.

4. Guaranty of Performance. Guarantor additionally hereby unconditionally and irrevocably guarantees to each Lender the timely performance of all other obligations of Borrower under all of the Loan Documents, including, without limiting the generality of the foregoing, that:


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5.

         (a) the Development Parcels will be developed in accordance with the Credit Agreement and with the Plans therefor; and

         (a) the Units will be constructed in accordance with the Plans therefor and will be completed and ready for occupancy, including delivery of any certificates required by law or the Credit Agreement, as and to the extent required in the Credit Agreement.

If any of such obligations of Borrower are not complied with, in any respect whatsoever, and without the necessity of any notice from Administrative Agent or any Lender to Guarantor (except as expressly provided in this Guaranty), Guarantor agrees to (i) assume all responsibility for the development of the Development Parcels and the construction of the Units and, at Guarantor's own cost and expense, cause the Development Parcels and the Units to be fully completed in accordance with the Loan Documents and the Plans therefor; (ii) pay all bills in connection with the foregoing; and (iii) subject to any limitations contained in the Loan Documents, indemnify and hold the Lenders harmless from any and all loss, cost, liability or expense that the Lenders may suffer by any reason of any such non-compliance. So long as all of such obligations are being performed by Borrower or Guarantor and no Default exists, the Lenders will make the Loan proceeds available under and subject to the terms of the Credit Agreement. If after the occurrence of an Event of Default which entitles Lenders to accelerate the Indebtedness, and without limiting the Lenders' rights and remedies, the Lenders, in their sole discretion, are dissatisfied with the progress of construction by Borrower and/or Guarantor, the Lenders may, at their option, without notice to Guarantor or anyone else, perform Borrower's obligations under the Loan Documents and Guarantor's obligations hereunder, either before or after commencement of foreclosure proceedings or before or after exercise of any other right or remedy of any Lender against Borrower or Guarantor, with such changes or modifications in any Plans that the Lenders deem necessary and expend such sums as the Lenders, in their discretion, deem necessary or advisable to complete the Development Parcels and the Units, and Guarantor hereby waives any right to contest any such necessary expenditures. The amount of any and all expenditures made by the Lenders for the foregoing purposes shall bear interest from the date made until repaid to the Lenders, at a rate per annum equal to the interest rate provided for in the Note and, together with such interest, shall be due and payable by Guarantor to the Lenders upon demand. Lenders do not have and shall never have any obligation to complete the Development Parcels or the Units or take any such action. The obligations and liability of Guarantor under this Section 2 shall not be limited or restricted by the existence of (or any terms of) the guaranty of payment under Section 1.

1.       Primary Liability of Guarantor; Notice of Default.

2. (a) This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance. Guarantor shall be liable for the payment and performance of the Guaranteed Obligations, as set forth in this Guaranty, as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time.

         (a) In the event of default by Borrower in payment or performance of the Guaranteed Obligations, or any part thereof, when such indebtedness or performance becomes due, either by its terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor or of default or nonperformance, or notice of acceleration or of intent to accelerate, or any other notice whatsoever (except as herein expressly provided), without any notice having been given to Guarantor previous to such demand of the acceptance by the Lenders of this Guaranty, and without any notice having been given to Guarantor previous to such demand of the creating or incurring of such indebtedness or of such obligation to perform, all such notices being hereby waived by Guarantor, pay the amount due thereon to the Lenders or perform or observe the agreement, covenant, term or condition, as the case may be, and it shall not be necessary for the Lenders, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or others liable on such indebtedness or for such performance, or to enforce any rights against any security that shall ever have been given to secure such indebtedness or performance, or to join Borrower or any others liable for the payment or performance of the Guaranteed

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         Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations.

         (a) Suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of the Lenders against any party hereto. Any time that the Lenders are entitled to exercise their rights or remedies hereunder, they may in their discretion elect to demand payment and/or performance. If the Lenders elect to demand performance, they shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full. If the Lenders elect to demand payment, they shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.

         (a) Notwithstanding anything contained in this Guaranty to the contrary, Administrative Agent and Lenders agree that, as a condition to Guarantor's obligations hereunder, Guarantor shall receive the same notice and opportunity to cure as is provided to Borrower under the Credit Agreement, which notice and opportunity to cure can be given and run concurrent with Borrower's notice and opportunity to cure.

1.       Certain Agreements and Waivers by Guarantor.
2.
         (a) Guarantor hereby agrees that neither the Lenders' rights or remedies nor Guarantor's obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(i) any limitation of liability or recourse in any other Loan Document or arising under any law;

(i) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

(i) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, including any impairment of Guarantor's recourse against any Person or collateral;

(i) whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by any Lender covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release of Borrower or any other party liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;

(i) the insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other party at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(i) either with or without notice to or consent of Guarantor: any renewal, extension, modification or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including, without limitation, material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance (including

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         changes in any Plans and other terms or aspects of construction of the
         Development Parcels and the Units) or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Administrative Agent or any Lender to Borrower, Guarantor, and/or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(i) any lack of diligence, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations;

(i) any failure of Administrative Agent or any Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Administrative Agent or any Lender against Borrower or any security or other recourse, or of any new agreement between Administrative Agent or any Lender and Borrower, it being understood that neither Administrative Agent nor any Lender shall be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations (except for any notice expressly required by this Guaranty), any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor;

(i) if for any reason Administrative Agent or any Lender is required to refund any payment by Borrower to any other party liable for the payment or performance of any or all of the Guaranteed Obligations or pay the amount thereof to someone else;

(i) the existence of any claim, set-off, or other right that Guarantor may at any time have against Borrower, Administrative Agent, any Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Credit Agreement, or any other Loan Document;

(i) the unenforceability of all or any part of the Guaranteed Obligations against Borrower, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower's obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations); or

(i) any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Administrative Agent or any Lender.

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         (a) In the event any payment by Borrower or any other Person to
         Administrative Agent or any Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Administrative Agent or any Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Administrative Agent or such Lender shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Administrative Agent or such Lender of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Administrative Agent or such Lender or paid by Administrative Agent or such Lender to another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Administrative Agent or such Lender and any attorneys' fees, costs and expenses paid or incurred by Administrative Agent or such Lender in connection with any such event. It is the intent of Guarantor, Administrative Agent and the Lenders that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor. Administrative Agent shall be entitled to continue to hold this Guaranty in its possession for the benefit of the Lenders for a period of one year from the date the Guaranteed Obligations are paid and performed in full and for so long thereafter as may be necessary to enforce any obligation of Guarantor hereunder and/or to exercise any right or remedy of any Lender hereunder so long as Administrative Agent or any Lender has commenced an action under this Guaranty during such one year period, and then only as to the amount in controversy in such action.

         (a) If acceleration of the time for payment of any amount payable by Borrower under the Note, the Credit Agreement, or any other Loan Document is stayed or delayed by any law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Administrative Agent or any Lender.

1. Subordination. If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor:

2.

         (a) such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing same shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;

         (a) after the occurrence and during the continuation of a Default, Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor until the Guaranteed Obligations have been fully and finally paid and performed;

         (a) Guarantor hereby assigns and grants to the Lenders a security interest in all such indebtedness and security therefor, if any, of Borrower to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, the Lenders shall have the right to prove their claim in any such proceeding so as to establish their rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not a Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section 5, Guarantor shall pay the same to Administrative Agent for the benefit of the Lenders immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for

GUARANTY AGREEMENT (Newmark) Page 5

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         the Lenders and shall have absolutely no dominion over the same except to pay it immediately to Administrative Agent for the benefit of the Lenders; and

         (a) Guarantor shall promptly upon request of Administrative Agent or any Lender from time to time execute such documents and perform such acts as Administrative Agent or the Lenders may require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section 5, including, but not limited to, execution and delivery of financing statements, proofs of claim, further assignments and security agreements, and delivery to Administrative Agent or the Lenders of any promissory notes or other instruments evidencing indebtedness of Borrower to Guarantor. All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

1. Other Liability of Guarantor or Borrower. If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to any Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of the Lenders hereunder shall be cumulative of any and all other rights that the Lenders may have against Guarantor. If Borrower is or becomes indebted to the Lenders for any indebtedness other than or in excess of the Indebtedness for which Guarantor is liable under this Guaranty, any payment received or recovery realized upon any indebtedness of Borrower to the Lenders may, except to the extent paid by Guarantor on the Indebtedness for which Guarantor is liable under this Guaranty or specifically required by law or agreement of the Lenders to be applied to the Indebtedness for which Guarantor is liable under this Guaranty, in the Lenders' sole discretion, be applied upon indebtedness of Borrower to the Lenders other than the Indebtedness for which Guarantor is liable under this Guaranty.

2.

3. Lender Assigns. This Guaranty is for the benefit of the Lenders and the Lenders' successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Notice of any transfer or assignment of the Guaranteed Obligations, or any part thereof, is to be given to Guarantor pursuant to Section 11.04(b) of the Credit Agreement; provided, however, Guarantor agrees that failure to give such notice will not affect (i) the obligations of Guarantor hereunder or (ii) the validity of any such assignment.

4.

5. Binding Effect. This Guaranty is binding not only on Guarantor, but also on Guarantor's legal representatives, successors and assigns.

6.

7. Governing Law; Forum. This Guaranty, and its validity, enforcement, and interpretation, shall for all purposes be governed by and construed in accordance with the laws of the State of Texas and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable. Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor's property to the jurisdiction of any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section and to the jurisdiction of any state or United States federal court sitting in the state in which any land covered by a Mortgage is located, over any suit, action or proceeding arising out of or relating to this Guaranty or the Guaranteed Obligations. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section may be made by certified or registered mail, return receipt requested, directed to Guarantor at its address stated in Section 16, or at a subsequent address of which Administrative Agent received actual notice from Guarantor in accordance with said Section, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of any Lender to serve process in any manner permitted by law or limit the right of any Lender to bring proceedings against Guarantor in any other court or jurisdiction.

GUARANTY AGREEMENT (Newmark) Page 6

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8.

9. Invalidity of Certain Provisions. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.

10.

11. Attorneys' Fees and Costs of Collection. Guarantor shall pay on demand all reasonable attorneys' fees and all other costs and expenses incurred by the Lenders in the enforcement of or preservation of the Lenders' rights under this Guaranty. Guarantor agrees to pay interest on any expenses or other sums due to the Lenders under this Section 11 that are not paid when due, at a rate per annum equal to the interest rate provided for in the Note, but in no event shall such interest exceed the maximum amount of interest permitted under applicable law.

12.

13. Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

14.

15. Controlling Agreement. It is not the intention of the Lenders or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor's capacity as guarantor, may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law. The provisions of this Section 13 shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and the Lenders.

16.

17. Representations, Warranties, and Covenants of Guarantor. Guarantor hereby represents, warrants, and covenants that

18.

                  (a) Guarantor will derive substantial benefit, directly or indirectly, from the making of the Loans to Borrower and from the making of this Guaranty by Guarantor;

                  (b) all financial statements and information heretofore furnished to the Administrative Agent and/or the Lenders by Newmark Homes Corp. do, and all financial statements and information hereafter furnished to Administrative Agent and/or the Lenders by Newmark Homes Corp. will, fully and accurately present the condition (financial or otherwise) of Newmark Homes Corp. (on a consolidated basis) as of their dates and the results of Newmark Homes Corp. operations for the periods therein specified, and, since the date of the most recent financial statements of Newmark Homes Corp. heretofore furnished to Administrative Agent and/or the Lenders, no material adverse change has occurred in the financial condition of Newmark Homes Corp. (on a consolidated basis), nor, except as heretofore disclosed in writing to Administrative Agent, has Newmark Homes Corp. incurred any material liability, direct or indirect, fixed or contingent;

                  (c) after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature;

                  (d) neither Administrative Agent nor any Lender has any duty at any time to investigate or inform Guarantor of the financial or business condition or affairs of Borrower or any change therein, and Guarantor will keep fully appraised of Borrower's financial and business condition;

                  (e) Guarantor acknowledges and agrees that Guarantor may be required to pay and perform the Guaranteed Obligations in full without assistance or support from the Borrower or any other Person;


GUARANTY AGREEMENT (Newmark) Page 7
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                  (f) Guarantor has read and fully understands the provisions contained in the Note, the Credit Agreement, the Mortgages, the Environmental Indemnity and the other Loan Documents;

                  (g) Guarantor is a corporation or partnership duly organized or formed, validly existing and in good standing under the Laws of the state of its incorporation or organization, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all Laws except to the extent that noncompliance does not have a Material Adverse Effect;

                  (h) Guarantor has the power and authority and the legal right to make, deliver and enter into this Guaranty. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty. This Guaranty has been duly executed and delivered by Guarantor, and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its respective terms;

                  (i) the execution, delivery, and performance by Guarantor of this Guaranty and compliance with the provisions hereof have been duly authorized by all requisite action on the part of Guarantor and do not and will not (A) violate or conflict with, or result in a breach of, or require any consent under (1) any Organization Documents of Guarantor,
         (2) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or
         (3) any Contractual Obligation of Guarantor or by which Guarantor or any of Guarantor's property is bound or subject, (B) constitute a default under any such agreement or instrument, or (C) result in, or require, the creation or imposition of any Lien on any of the properties of Guarantor;

                  (j) no litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the knowledge of Guarantor after due and diligent investigation, threatened in writing by or against Guarantor or against any of Guarantor's properties or revenues which, if determined adversely, could have a Material Adverse Effect;

                  (k) Guarantor is not in default under or with respect to any Contractual Obligation which could have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the consummation of this Guaranty or under any agreement or restriction by which Guarantor is bound or affected;

                  (l) Guarantor has good and indefeasible title to all its real property and good and marketable title to all its other personal property, except to the extent the failure to have such title would not create a Material Adverse Effect;

                  (m) Guarantor has filed all tax returns which are required to be filed, and has paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by Guarantor, except
         (A) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained, (B) immaterial taxes, and (C) to the extent appropriate extensions have been filed for payment thereof; provided, however, that in each case no material item or portion of property of Guarantor is, to Guarantor's knowledge, in jeopardy of being seized, levied upon or forfeited;

                  (n) Guarantor is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect;

GUARANTY AGREEMENT (Newmark) Page 8

                  (o) Guarantor (A) is not a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, and (B) is not and is not required to be registered as an "investment company" under the Investment Company Act of 1940;

                  (p) Guarantor owns, or possesses the right to use, all trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets that are used in the conduct of Guarantor's businesses as now operated, and none of such items, to the best knowledge of Guarantor, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has a Material Adverse Effect;

                  (q) Guarantor is in compliance in all material respects with all Laws that are applicable to Guarantor; and

                  (r) no statement, information, report, representation, or warranty made by Guarantor in this Guaranty or any Loan Document or furnished to Administrative Agent or any Lender in connection with any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

         Guarantor's representations, warranties and covenants are a material inducement to Lender to enter into the other Loan Documents and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Guarantor, any other party, or any security for all or any part of the Guaranteed Obligations.

1. Financial Covenants of Newmark Homes Corp.. Newmark Homes Corp. covenants and agrees that so long as any of the Indebtedness is outstanding:

2.

  (a) Tangible Net Worth. Newmark Homes Corp. shall not permit its Consolidated Tangible Net Worth as of the end of any fiscal quarter (commencing on June 30, 2000) to be less than the sum of (i) $60,000,000, plus (ii) based on, and as of the date of delivery of, the annual audited financial statements delivered pursuant to Section 19(a) of this Guaranty, an amount equal to 70% of Newmark Homes Corp.'s Consolidated Net Income (after taxes) (with no deduction for a net loss) for the first fiscal year ending after December 31, 1999, an amount equal to 50% of Newmark Homes Corp.'s Consolidated Net Income (after taxes) (with no deduction for a net loss) for the second fiscal year ending after December 31, 1999, and an amount equal to 30% of Newmark Homes Corp.'s Consolidated Net Income (after taxes) (with no deduction for a net loss) for the third fiscal year ending after December 31, 1999 (as reflected in their year-end audited financial statements), plus (iii) an amount equal to 90% of the net proceeds (i.e. gross proceeds less usual and customary closing costs and expenses) of any equity issuance of Newmark Homes Corp. (whether public or private). "Consolidated Tangible Net Worth" means, as of any date of determination, collectively for Newmark Homes Corp. and its Subsidiaries determined on a consolidated basis in accordance with GAAP, an amount equal to
  (i) the assets of such Persons on that date, minus (ii) the Intangible Assets of such Persons on that date minus (iii) the liabilities of such Persons on that date. "Consolidated Net Income" means, for any period, for Newmark Homes Corp. and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the net income (after tax) of such Persons from continuing operations after extraordinary items (excluding gains or losses from Dispositions of assets) for that period.

  (a) Leverage Ratio. Newmark Homes Corp. shall not permit its Leverage Ratio as of the last day of any fiscal quarter to be more than 3.50 to 1.00. "Leverage Ratio" means, as of any date of determination, for Newmark Homes Corp. and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of (i) Indebtedness (as defined in the Credit Agreement) of such Persons to (ii) Consolidated Tangible Net Worth (as defined above) of such Persons.

GUARANTY AGREEMENT (Newmark) Page 9

                  (c) Coverage Ratio. Newmark Homes Corp. shall not permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than 2.50 to 1.00. "Interest Coverage Ratio" means, as of any date of determination, for Newmark Homes Corp. and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of (i) Consolidated EBITDA for such Persons for the period of the four prior fiscal quarters ending on such date plus lease and rental expense of such Persons for such period to (ii) Consolidated Interest Charges for such Persons for such period plus lease and rental expense for such Persons for such Period. "Consolidated EBITDA" means, for any period, for Newmark Homes Corp. and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income. "Consolidated Interest Charges" means, for any period, for Newmark Homes Corp. and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses payable by Newmark Homes Corp. and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent payable by Newmark Homes Corp. and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

1. Notices. Unless specifically provided otherwise, any notice for purposes of this Guaranty shall be given in writing or by telex or by facsimile (fax) transmission and shall be addressed or delivered to the respective addresses set forth at the end of this Guaranty, or to such other address as may have been previously designated by the intended recipient by notice given in accordance with this Section. If sent by prepaid, registered or certified mail (return receipt requested), the notice shall be deemed effective when the receipt is signed or when the attempted initial delivery is refused or cannot be made because of a change in address of which the sending party has not been notified; if transmitted by telex, the notice shall be effective when transmitted (answerback confirmed); and if transmitted by facsimile or personal delivery, the notice shall be effective when received. No notice of change of address shall be effective except upon actual receipt. This Section 16 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any other Loan Document or to require giving notice or demand to or upon any Person in any situation or for any reason.

2.

3. Cumulative Rights. The exercise by Administrative Agent or any Lender of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Administrative Agent and the Lenders shall have all rights, remedies and recourses afforded to the Lenders by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Obligations, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole discretion of the Lenders, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Administrative Agent or any Lender shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right, remedy or recourse of the Lenders with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to Guarantor, by the Lenders.

4.

GUARANTY AGREEMENT (Newmark) Page 10

5. Term of Guaranty. This Guaranty shall continue in effect until all the Guaranteed Obligations are fully and finally paid, performed, and discharged, except that, and notwithstanding any return of this Guaranty to Guarantor, this Guaranty shall continue in effect (i) with respect to any of the Guaranteed Obligations that survive the discharge of the Guaranteed Obligations, (ii) with respect to all obligations and liabilities of Guarantor under Section 11, and
(iii) as provided in Section 4(b).

6.

7. Delivery of Financial Statements. As used in this Section, "Financial Statements" means in accordance with the requirements of this Section, a balance sheet, income statement, statements of cash flow and amount and sources of contingent liabilities, and a reconciliation of changes in equity, and, unless Lenders otherwise consent, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity. Guarantor shall provide or cause to be provided to the Lenders the following:

8.

                  (a) As soon as available, but in any event within 90 days after the end of each fiscal year of Newmark Homes Corp., consolidated Financial Statements of such Guarantor and its Subsidiaries as of the end of such fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Lenders;

                  (b) As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Newmark Homes Corp., consolidated Financial Statements of such Guarantor and its Subsidiaries as at the end of such fiscal quarter, for such fiscal quarter and for the portion of such Guarantor's fiscal year then ended, all in reasonable detail and certified by a Responsible Officer of such Guarantor as fairly presenting the financial condition, results of operations and cash flows of such Guarantor and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

                  (c) Together with the Financial Statements to be delivered pursuant to subsections (a) and (b) above, (i) a compliance certificate in the form attached hereto as Exhibit A signed by a Responsible Officer of the applicable Guarantor showing the calculations necessary to determine compliance with Section 15 of this Guaranty and stating that no Default or Event of Default exists under this Guaranty, or if any Default or Event of Default exists under this Guaranty, stating the nature and status thereof and (ii) the most recent 10-Q filed in accordance with U.S. securities laws on behalf of any Guarantor required to file such 10-Q; and

                  (d) From time to time promptly after Administrative Agent's request, such additional information, reports and statements respecting the business operations and financial condition of each reporting party as Administrative Agent may reasonably request, subject to any restriction on the Guarantor's ability to deliver any such information, reports and statements under applicable Law.

All Financial Statements shall be in form and detail satisfactory to Administrative Agent and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Administrative Agent to certify that the Financial Statements are furnished to the Lenders in connection with the extension of credit by the Lenders and constitute a true and correct statement of the reporting party's financial position. All certifications and signatures on behalf of corporations, partnerships or other entities shall be by a representative of the entity satisfactory to Administrative Agent.

1. Disclosure of Information. The Lenders may sell or offer to sell the Loans or interests in the Loans to one or more assignees or participants as more particularly described in the Credit Agreement and may disclose to any such assignee or participant or prospective assignee or prospective participant, the Lenders' affiliates, any regulatory body having jurisdiction over any Lender, and to any other parties as necessary or appropriate in the Lenders' reasonable judgment any information Administrative Agent or any Lender now has or hereafter obtains pertaining to the Guaranteed Obligations, this Guaranty, and Guarantor including, without limitation, information regarding any

GUARANTY AGREEMENT (Newmark) Page 11
security for the Guaranteed Obligations or for this Guaranty, any credit or other information on Guarantor, Borrower, and any other party liable, directly or indirectly, for any part of the Guaranteed Obligations.

2.

3. Right of Set-Off. Upon the occurrence and during the continuance of any Default, however defined, in the payment or performance when due of any of the Guaranteed Obligations, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, without notice to any Person, except as required by applicable law to set off and apply any and all deposits funds, or assets at any time held and other indebtedness at any time owing by a Lender to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, whether or not such Lender shall have made any demand under this Guaranty or exercised any other right or remedy hereunder. Such Lender will promptly notify Administrative Agent and Guarantor after any such set-off and shall apply such amounts as provided in the Credit Agreement, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section 21 are in addition to the other rights and remedies (including other rights of set-off) that the Lenders may have.

4.

5. Subrogation. Notwithstanding anything to the contrary contained herein, Guarantor shall not have any right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Indebtedness, until the Indebtedness has been fully and finally paid.

6.

7. Further Assurances. Guarantor at Guarantor's expense will promptly execute and deliver to the Lenders upon any Lender's request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty.

8.

9. No Fiduciary Relationship. The relationship between Lenders and Guarantor is solely that of lender and guarantor. No Lender has any fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of any Lender.

10.

11. Interpretation. If this Guaranty is signed by more than one Person as "Guarantor", then the term "Guarantor" as used in this Guaranty shall refer to all such Persons jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Guaranty are made by and shall be binding upon each and every such undersigned Person, jointly and severally. The term "Lender" shall be deemed to include any subsequent holder(s) of the Note. Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other genders. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents. All references in this Guaranty to Schedules, Articles, Sections, Subsections, paragraphs and subparagraphs refer to the respective subdivisions of this Guaranty, unless such reference specifically identifies another document. The terms "herein", "hereof", "hereto", "hereunder" and similar terms refer to this Guaranty and not to any particular Section or subsection of this Guaranty. The terms "include" and "including" shall be interpreted as if followed by the words "without limitation". All references in this Guaranty to sums denominated in dollars or with the symbol "$" refer to the lawful currency of the United States of America, unless such reference specifically identifies another currency. For purposes of the Agreement, "Person" or "Persons" shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies, and other legal entities, including governmental bodies, agencies, or instrumentalities, as well as natural persons.

12.

13. Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor's obligations hereunder.

14.

15. Execution. This Guaranty may be executed in multiple counterparts (by original or facsimile signatures, with original signatures to be delivered as soon as reasonably possible), each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement.

16.

GUARANTY AGREEMENT (Newmark) Page 12

17. Entire Agreement. This Guaranty embodies the entire agreement between the Lenders and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to guaranty by Guarantor of the Guaranteed Obligations. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to the Lenders. This Guaranty may not be modified, amended or superseded except in a writing signed by the Lenders (or Administrative Agent on their behalf, as provided in the Credit Agreement) and Guarantor referencing this Guaranty Agreement by its date and specifically identifying the portions hereof that are to be modified, amended or superseded.

18.

19. Waiver of Right to Trial by Jury. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

20.

21. THIS WRITTEN GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

22.

23. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN PARTIES.

24.

25.

GUARANTY AGREEMENT (Newmark) Page 13

         IN WITNESS WHEREOF, Guarantor duly executed this Guaranty as of the date first written above.


1.
Address of Guarantor:                                   GUARANTOR:

1200 Soldiers Field Drive                               NEWMARK HOMES CORP., a Nevada corporation
Sugar Land, Texas 77479
Attention: Holly Hubenak
                                                        By:   /s/ Constantine Stengos
                                                        Name:  Constantine Stengos
                                                        Title:  Chairman of the Board of Directors


1200 Soldiers Field Drive                               NEWMARK HOME CORPORATION, a Nevada corporation
Sugar Land, Texas 77479
Attention: Holly Hubenak
                                                        By: /s/ Terry C. White
                                                        Name: Terry C. White
                                                        Title:  Senior Vice President

Address of Administrative Agent:                        ADMINISTRATIVE AGENT:

2600 Citadel Plaza Drive                                BANK OF AMERICA, N.A., a national banking association, as
Suite 210                                               Administrative Agent
Houston, Texas  77008
Attn:  Jessica Chu                                      By:   /s/ Jessica N. Chu
                                                        Name: Jessica N. Chu
                                                        Title: Vice President


GUARANTY AGREEMENT (Newmark) Page 14